EXHIBIT 23.2


                             TECHNICLONE CORPORATION
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements Form S-8: No. 2-85628, 33-15102, 33-87662, 33-87664 and 333-17513; Form S-3: No.
333-63777, 333-63773, 333-65125 and 333-40716 of Techniclone Corporation of our
report dated June 15, 1998, which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Techniclone Corporation for the year ended April 30, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Costa Mesa, California
July 28, 2000